ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2015 Q1 Corporate Presentation

May 19, 2015, 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index

- 2015 Q1 Results
- Business Operations Update
- 2015 Forecast and Future Initiatives

2015 Q1 Results

CHINANET-ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year End	December 31
Stock Price （as of market close on May 18, 2015）	$1.60
Shares Outstanding - common shares	29.23M
Market Capitalization （as of market close on May 18, 2015）	$46.8M
Management Ownership	42%
Revenue Q1 2015 (unaudited)	$5.8M
Net loss attributable to ChinaNet Online Holdings, Inc. Q1 2015 (unaudited)	$1.8M
Non-GAAP adjusted net loss attributable to ChinaNet Online Holdings, Inc. Q1 2015 (unaudited) (1)	$1.4M
Weighted average common shares outstanding for Q1 2015 (2)	26.4 M

(1) Non-GAAP adjusted net loss attributable to ChinaNet excluded a share-based compensation expense related to restricted shares of the Company's common stock issued to management of $0.4 million.

(2) Weighted average shares outstanding count used for the calculation of EPS varies from quarter-to-quarter due to existence of unvested shares and GAAP Treasury Method accounting for options outstanding. As of March 31, 2015, the Company had 2.67M unvested shares and 0.89M options outstanding with a weighted average exercise price of $1.21.

ChinaNet Online

2015 Q1 Results

	2015 Q1	2014 Q1	Change %
Revenue	5,848	5,183	13%
Cost of revenue	4,946	3,822	29%
Gross Profit	902	1,361	-34%
Net loss attributable to ChinaNet	(1,788)	(668)	
Non-GAAP adjusted net loss attributable to ChinaNet	(1,398)		

1. Revenue increased by 13% from $5.2 million to $5.8 million;
2. The reason for increase in revenue and cost of revenue was primarily due to the launching of internet search engine marketing service with low margin entry strategy and the increased costs of internet resources purchased from key search engines;
3. Non-GAAP adjusted net loss attributable to ChinaNet excluded a $0.4 million share-based compensation expense.

2015 Q1 Results

	2015 Q1				2014 Q1			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	5,598	58	69	123	3,580	1,182	71	350
Cost of revenue	4,755	109	3	79	2,542	1,095	-	185
Gross Profit	843	(51)	66	44	1,038	87	71	165

*Internet revenue increased significantly by 56% from $3.6 million to $5.6 million;

Other key financial data:

1. Cash position: $5.6 million (including $3.4 million of term deposit);
2. Accounts receivable, $5.5 million, net of $2.8 million of allowance for doubtful accounts.

The main financial focus in 2015:
To increase turnover and increase selling expenses for further market penetration.

Balance Sheets

	As of December 31,					As of March 31,
	2010 $('000)	2011 $('000)	2012 $('000)	2013 $('000)	2014 $('000)	2015 US$('000) (unaudited)
Cash and cash equivalents	15,590	10,695	8,840	6,909	8,502	5,636
Accounts receivable, net	4,319	4,444	8,486	7,673	2,407	2,660
Other receivables, net	7,811	3,631	3,103	4,299	8,392	8,160
Prepayment and deposit to suppliers	3,325	15,360	14,596	14,692	8,092	10,235
Long-term investments	7,162	1,396	959	845	909	1,089
Property and equipment, net	2,010	1,902	1,636	1,057	943	853
Intangible assets, net	51	8,151	7,167	6,015	9,238	8,847
Goodwill	-	10,999	11,083	11,450	6,772	6,746
Deposit for purchasing of software technology	-	-	-	2,453	850	847
Total assets	41,996	57,282	56,918	56,834	47,430	46,706

ChinaNet Online

Balance Sheets

	As of December 31,					As of March 31,
	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000)	2015 US$('000) (unaudited)
Total liabilities	6,285	9,728	12,073	11,809	11,521	12,284
Preferred stock and Common Stock	20	22	22	22	29	29
Additional paid-in capital	18,614	20,747	20,008	19,870	24,703	25,158
Statutory reserves	1,587	2,117	2,296	2,602	2,607	2,607
Retained earnings	14,630	16,688	19,505	18,965	5,222	3,434
Accumulated other comprehensive income	930	2,132	2,393	3,689	3,625	3,504
Noncontrolling interest	(70)	5,848	621	(123)	(277)	(310)
Total equity	35,711	47,554	44,845	45,025	35,909	34,422

Cash flows Statements

	Year ended December 31,					Three Months Ended March 31,	
	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000)	2015 US$('000) (unaudited)	2014 US$('000) (unaudited)
Net cash provided by (used in) Operation Activities	11,582	(603)	5,028	2,756	1,958	(2,328)	(1,351)
Net cash provided by (used in) Investing Activities	(9,373)	(6,084)	(9,919)	(5,733)	891	(509)	(613)
Net cash provided by (used in) Financing Activities	(767)	1,482	(385)	807	(1,257)	-	197
Effect of exchange rates changes	231	310	64	129	3	(16)	(15)
Net Change in Cash & Cash Equivalents	1,673	(4,895)	(5,212)	(2,041)	1,595	(2,853)	(1,782)

ChinaNet Online

Business Operations Update

CHINANET ONLINE HOLDINGS, INC.

ChinaNet Online

2015 Q2 Update

- ChinaNet has entered into an exclusive partnership with Gridsum Technology Co., Ltd. ("Gridsum") to develop an all-around O2O internet and mobile search engine marketing and search engine optimization solution for SMEs in China.
  - the mutual development of search engine optimizing and analytical tools and products for SMEs;
  - establishing an internet and mobile development O2O solution;
  - provision of service and the architecture of a new value added service through Baidu Branding Zone and Baidu Forum;
  - a 360 search engine marketing service and extended value added service, and
  - potential joint funding of an internet and mobile marketing and advertising technology research centre for SMEs in China.

2015 Q2 Update

- In April, ChinaNet announced that in addition to offering its total solution of products and services, it successfully proved a new added revenue model with its pilot SME customer, Beijing Saturday Educational Technology Co., Ltd. ("Beijing Saturday"). Founded in 2000, "Saturday Children's" theme park (Saturday Children's) is one of the country's first indoor children's theme parks and is owned and operated by Beijing Saturday. In the third quarter of 2014 ChinaNet committed a cash investment for an approximately 10% ownership stake in Beijing Saturday. ChinaNet cooperated with the company to expand Saturday Children's theme parks in China. ChinaNet provided Beijing Saturday full support to enhance Saturday Children's with brand management, brand channel expansion, marketing and advanced marketing chain management systems. The Company helped to properly manage each franchise store through its management system and used Baidu Wallet to facilitate online payment. ChinaNet is also currently implementing its new "Business Direct 3.0" service with Beijing Saturday. Saturday Children's focus on third and fourth-tier cities has helped to create strong demand and it expects to open 600 new parks in 2015 with the help of ChinaNet.

2015 Q2 Update

- Liansuo.com has signed an agreement with Haoxiangni Jujube Co., Ltd to create a one-stop purchasing service platform and expand Haoxiangni Jujube's online stores. Haoxiangni Jujube is the first China-listed company in the jujube industry, and has nearly 2,000 stores across more than 280 cities. Liansuo.com will help Haoxiangni create a one-stop purchasing service platform and expand the online stores through its active marketing program that includes traditional and online advertising, trade shows and referrals. The number of larger customers served by Liansuo.com has seen steady growth because of the Company's premium advertising efforts and effective marketing web portal.

- The company entered into a definitive securities purchase agreement with Beijing Jinrun Fangzhou Science & Technology Co., Ltd.("Jinrun Technology") (Shenzhen Stock Exchange, Stock Code: 430120) to raise US$3,500,000, pursuant to which Jinrun Technology has agreed to purchase 2,800,000 shares of common stock of the Company. The proceeds from the offering, net of certain fees and expenses, will be used for working capital to fund technology research and development, marketing for new services and product launches, and potential mergers and acquisitions.

2015 Q2 Update

- In May, the Company entered into a strategic alliance with Shanghai Pudong Development Bank and signed a cooperation framework to launch a credit card and loan microcredit product for small enterprises and individual entrepreneurs including franchisees and chain store investors. The product will be intended to offer, under the authorization of ChinaNet, an “unsecured and free mortgage” micro-loan through credit card to the recipients to be used in merchant shops for business related operating costs. The product is now in the design and finalization process, and will be officially launched by the third fiscal quarter of 2015.

Competitors and Their Associated Websites-2015.05.15

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	300,000	3,540,000	2,086	1,685	11.8
	Liansuo.com（2011）	258,000	954,600	4,435	133	3.7
	Chuangye.com （2011）	138	138	3,033,977	2,921	1.0
	Sooe.cn (2011)	12,000	12,000	72,844	0	1.0
Direct Competitor	78.cn	186,000	874,200	3,312	747	4.7
	3158.com	6,600	21,780	80,735	237	3.3
	Jiameng.com	276,000	4,388,400	1,909	506	15.9
	Jmw.com.cn	222,000	2,397,600	3,592	593	10.8
	51jam.com	66,000	495,000	16,907	192	7.5
Potential	Entrepreneur	996,000	2,320,680	679	1,500	2.3
Competitor	Alibaba（entrepreneur）	11,934,000	63,130,860	49	180,601	5.3

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels

2015 Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

Business Direct 3.0

- This product is the most important action in 2015 for the Company. Business Direct 3.0 is a technically marked-up service based on the *Baidu Direct Reach* mobile platform for traditional service enterprises, which is centered on mobile search, accounts, maps, personalized recommendations and other ways for customers to direct Reach Marketing services. The introduction of Business Direct 3.0 provides an opportunity for the traditional service industry to transit to the mobile Internet, helping companies and their sublets attain new users, and providing users not the information but the offline shops and services. ChinaNet has been evolving from "connect people and information" to "connecting people and services".

  The service will also provide mobile enterprise solutions, allowing users direct access to businesses in the mobile terminal service, making online users into offline customers. Business Direct 3.0 will complete a full information cycle from B2b2c, making businesses marketing more direct, effective and easier. Through Q3 2015, it will be launching with selected clients to ensure faster penetration in the future.

  – The business of O2O business zone near Huaqiao University in Quanzhou will be the first batch of shops using Business Direct 3.0 solutions. we will also help guide and nurture these new businesses to profitability using our Business Direct 3.0 solutions. If the project is successful, we plan to duplicate this same model with other real-estate developers in China;

  – Potential cooperation with Baidu Wallet for "Business Direct 3.0" service, a showcase in Q2/Q3 2015;

  – To sign a long-term strategic marketing alliance agreement with Thales Group for data protection and security for "Business Direct 3.0" service.

Business Direct 3.0:

establishing complete B2b2c big data environment


Portal Websites
Social Websites
Sales channel
websites
Media portals and
platform
Third parties
marketing platform
Integrate
Information
linkage
Information
Integration
B2b2c
Service
provider
User-Information
Interaction

ChinaNet Online

Business Direct 3.0: establishing a SME O2O ecosystem


Mobile "Push" Marketing
Customers
Mobile Terminal
"Pushed" Customer Consumption
Entrepreneur Marketing Demand
Online
中网在线
SME Marketing Demands
Start-up Entrepreneurs
Information Link & Match
SME and SME's sales or service sublets

ChinaNet Online

Business Direct 3.0: 4P Integrated Sales+Marketing





EIP

- Headquarter system management
- Inventory system
- Membership management system
- Multiple cash flow

Portal

- Corporate image
- Group buying discount
- Joining the franchise
- Online booking



APP

- Mobile ordering （iPhone/iPad/Android）
- Push message
- Marketing activities
- QRCODE
- LBS



POS

- Marketing analysis
- Marketing activities
- Inventory management
- Headquarter monitoring

2015 Action Plan

- Increasing marketing expenses to improve market awareness and traffic optimization;
- Increasing R&D expenses;
  - Development of CloudX Tracker System: a third party joint developing system to efficiently monitor and track both online and offline advertising effectiveness and directly improve sales-leads conversion rate and sales conversion rate:
    - Real-time bidding and tracking system for SEM&SEO; and
    - Content tracker and administrator, especially social tools;
  - Cloud Database Center: the Company has hired a new CIO in charge of the data analytical system for our B2B business;
  - Upgrading our overall security system to better protect customer confidential data;
- Launching Business Direct 3.0 integrated 4P Sales+ Marketing system into the overall service with Alibaba and Baidu.

2015 Full Year Guidance

	2015 (Estimated)
Revenues	USD48.75 million

- Increase spending on new technology acquisition and marketing expenses;
- HR renovation in terms of talent management and skill development;
- Increasing in research and development expenses on internet security, database center management, O2O services and 4P system;
- Increase in investment expenses for developing strategic business alliance with partner companies, also integrating new clients and launching of new value-added services;
- Have a slow start in Q1, but gross profit will improve after the launching of new services;
- Estimated 2015 net loss to be around USD5-6 million.

Thank you

ir@chinanet-online.com

ChinaNet Online

connecting dreams for success